EXHIBIT 10.1

                                MAF BANCORP, INC.

                           INCENTIVE COMPENSATION PLAN

         1. Purpose. The purpose of the MAF Bancorp, Inc. Incentive Compensation Plan is to benefit the Corporation and its Subsidiaries, including the Bank, by enabling the Corporation to offer certain present and future officers, employees, and directors of the Corporation and its Subsidiaries stock and cash-based incentives and other equity interests in the Corporation, thereby providing them a stake in the growth of the Corporation and encouraging them to continue in the service of the Corporation and its Subsidiaries.

         2. Definitions.

                  (a) "Award" includes, without limitation, Stock Options (including Incentive Stock Options), Stock Appreciation Rights, Performance Share or Unit awards, Dividend or Equivalent Rights, Stock Awards, Restricted Share or Unit awards, Cash Awards or other awards ("Other Incentive Awards") that are valued in whole or in part by reference to, or are otherwise based on, the Corporation's Common Stock or other factors, all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

                  (b) "Award Agreement" means a writing provided by the Corporation to each Participant setting forth the terms and conditions of each Award made under this Plan.

                  (c) "Bank" means Mid America Bank fsb.

                  (d) "Board" means the Board of Directors of the Corporation.

                  (e) "Cash Award" has the meaning specified in Section 6(i).

                  (f) "Change of Control" shall be deemed to have occurred upon the happening of any of the following events:

                           (i) a change in control which would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or

                           (ii) a change in control of the Corporation or the Bank within the meaning of the Home Owners Loan Act of 1933, as amended, and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof, including Section 574 of such regulations; or

                           (iii) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities, or makes an offer to purchase and completes the purchase of securities, of the Bank or Corporation representing 20% or


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         more of the Bank's or Corporation's outstanding securities ordinarily having the right to vote at the election of directors ("Voting Stock") except for (A) any securities purchased by the employee stock ownership plan and trust of the Corporation or a subsidiary or (B) any securities of the Bank owned by the Corporation; or

                           (iv) individuals who constitute either the Corporation's Board of Directors on the date hereof (the "Incumbent Board"), or the Bank's Board of Directors on the date hereof (the "Bank Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the stockholders was approved by the Nominating Committee serving under the Incumbent Board or the Bank Incumbent Board, shall be, for purposes of this clause
         (iv), considered as though such individual was a member of the Incumbent Board or the Bank Incumbent Board, as the case may be; or

                           (v) consummation of a reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or Corporation or similar transaction occurs (each a "Business Combination") that results in a change of control. A Business Combination will not be deemed to result in a change of control if: (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the total voting power represented by the voting securities entitled to vote generally in the election of directors of the resulting entity from the Business Combination (including, without limitation, an entity which as a result of such transaction owns the Bank or Corporation or all or substantially all of the Bank's or Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions of such voting power as their ownership of the Voting Stock immediately prior to the Business Combination, and (2) at least a majority of the members of the board of directors of the resulting entity from the Business Combination were members of the Incumbent Board or Bank Incumbent Board, respectively, at the time of the execution of the initial agreement, or action of the Incumbent Board or Bank Incumbent Board, providing for such Business Combination; or

                           (vi) a proxy statement shall be distributed soliciting proxies from stockholders of the Corporation, by someone other than the current management of the Corporation, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Corporation or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Corporation and such proxy statement proposal is approved by the shareholders of the Corporation; or

                           (vii) a tender offer is made and completed for 20% or more of the outstanding securities of the Corporation.

         However, notwithstanding anything contained in this section to the contrary, a Change in Control shall not be deemed to have occurred as a result of an event described in (i), (ii), (iii), (v) or (vii) above which resulted from an acquisition or proposed acquisition of stock of the


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Company by a person, as defined in the OTS' Acquisition of Control Regulations
(12 C.F.R. ss. 574) (the "Control Regulations"), who was an executive officer of the Corporation on the date hereof and who has continued to serve as an executive officer of the Corporation as of the date of the event described in
(i), (ii), (iii), (v) or (vii) above (an "incumbent officer"). In the event a group of individuals acting in concert satisfies the definition of "person" under the Control Regulations, the requirements of the preceding sentence shall be satisfied and thus a change in control shall not be deemed to have occurred if at least one individual in the group is an incumbent officer.

                  (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (h) "Committee" means the Administrative/Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan.

                  (i) "Common Stock" means the Common Stock, no par value, of the Corporation.

                  (j) "Corporation" means MAF Bancorp, Inc., a Delaware corporation.

                  (k) "Director" means a director of the Corporation or a Subsidiary.

                  (l) "Dividend or Equivalent Rights" has the meaning specified in Section 6(f).

                  (m) "Effective Date" has the meaning specified in Section 15.

                  (n) "Employee" means an employee of the Corporation or a Subsidiary.

                  (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (p) "Fair Market Value" means the average of the highest and the lowest quoted selling prices on the NASDAQ Stock Market on the relevant valuation date or, if there were no sales on the valuation date, on the next preceding date on which such selling prices were recorded; provided, however, that the Committee may modify the definition of Fair Market Value with respect to any particular Award.

                  (q) "Incentive Stock Option" has the meaning specified in
Section 6(b).

                  (r) "Other Incentive Award" has the meaning specified in
Section 2(a).

                  (s) "Participant" means an Employee or Director who has been granted an Award under the Plan, including the Predecessor Plan.

                  (t) "Performance-Based Award" has the meaning specified in
Section 7.

                  (u) "Performance Criteria" has the meaning specified in
Section 7.


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                  (v) "Performance Share" has the meaning specified in Section
6(d).

                  (w) "Performance Unit" has the meaning specified in Section 6(e).

                  (x) "Plan" means this MAF Bancorp, Inc. Incentive Compensation Plan, which includes the Predecessor Plan.

                  (y) "Plan Year" means a twelve-month period beginning with January 1 of each year.

                  (z) "Predecessor Plan" means the Corporation's 2000 Stock Option Plan.

                  (aa) "Previously-Acquired Shares" means shares of Common Stock acquired by the Participant or any beneficiary of Participant other than pursuant to an Award under this Plan, the Predecessor Plan or any similar plan maintained by the Corporation, or if so acquired under this Plan, the Predecessor Plan or such other plan, such shares of Common Stock have been held for a period of not less than six months or such shorter period as the Committee may permit.

                  (bb) "Restriction Period" means a period of time beginning as of the date upon which an Award subject to restrictions or forfeiture provisions is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

                  (cc) "Restricted Share" has the meaning specified in Section 6(d).

                  (dd) "Restricted Unit" has the meaning specified in Section 6(e).

                  (ee) "Stock Appreciation Right" has the meaning specified in
Section 6(c).

                  (ff) "Stock Award" has the meaning specified in Section 6(g).

                  (gg) "Stock Option" has the meaning specified in Section 6(a).

                  (hh) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of at least 50% by reason of stock ownership or otherwise.

         3. Eligibility. Any Employee or Director selected by the Committee is eligible to receive an Award.

         4.  Plan Administration.

                  (a) Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Committee shall make determinations with respect to the participation of Employees and Directors in the Plan and, except as otherwise required by law or this Plan, the terms of Awards, including vesting schedules, price, length of relevant performance, Restriction Period, option period, dividend rights, post-retirement and termination


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rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate; provided, however, the Committee shall not reprice or otherwise decrease the exercise price applicable to any outstanding Stock Option, except in connection with an adjustment contemplated by Section 11.

                  (b) The Committee, by majority action thereof (whether taken during a meeting or by written consent), shall have authority to interpret and construe the provisions of the Plan and the Award Agreements, to decide all questions of fact arising in its application and to make all other determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. To the extent deemed necessary or advisable for purposes of Section 16 of the Exchange Act or Section 162(m) of the Code, a member or members of the Committee may recuse himself or themselves from any action, in which case action taken by the majority of the remaining members shall constitute action by the Committee. No member of the Committee shall be liable for any action or determination made in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, By-Laws, by agreement or otherwise as may be amended from time to time.

                  (c) To the extent permitted under the corporate law of the Corporation's jurisdiction of incorporation, the Committee may, by a resolution adopted by the Committee, authorize one or more officers of the Corporation to do one or more of the following: (i) designate officers and employees of the Corporation or any of its Subsidiaries to be recipients of an Award under this Plan, (ii) determine the amount, terms, conditions, and form of any such Awards and (iv) take such other actions which the Committee is authorized to take under this Plan; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of shares of Common Stock or cash payable under such Awards which such officer or officers may so award; provided, further, however, that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who at the time of such Awards or action are subject to Section 16 of the Exchange Act or are "covered employees" as defined in Section 162(m) of the Code. Further, the Committee may not authorize an officer to designate himself or herself as a recipient of any such Awards. To the extent deemed necessary or advisable for purposes of Section 16 of the Exchange Act or otherwise, the Board may act as the Committee hereunder.

         5. Stock Subject to the Provisions of the Plan.

                  (a) The stock subject to the provisions of this Plan may be shares of authorized but unissued Common Stock, treasury shares held by the Corporation or any Subsidiary, or shares acquired by the Corporation through open market purchases or otherwise. Subject to adjustment in accordance with the provisions of Section 11, the total number of shares of Common Stock which may be issued under the Plan shall not exceed 800,000 shares, plus the number of shares heretofore authorized and available (or which become available) for issuance under the Predecessor Plan which are not issued after the Effective Date. To the extent that shares of Common Stock subject to an outstanding Award or an award under the Predecessor Plan are not issued by reason of the forfeiture, termination, surrender, cancellation or expiration while unexercised of such award, by reason of the tendering or withholding of shares (by either


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actual delivery or by attestation) to pay all or a portion of the purchase price or to satisfy all or a portion of the tax withholding obligations relating to an award, by reason of being settled in cash in lieu of Common Stock or settled in a manner such that some or all of the shares covered by the Award are not issued to a Participant, or being exchanged for a grant under this Plan that does not involve Common Stock, then such shares shall immediately again be available for issuance under this Plan.

                  (b) The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.

                  (c) Shares of Common Stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Corporation or any of its Subsidiaries shall not reduce the number of shares of Common Stock available under this Plan.

                  (d) Subject to Section 11, the following limitations shall apply to Awards under the Plan:

                           (i) All of the shares of Common Stock that may be issued under this Plan may be issued pursuant to Stock Options, all of which may be Incentive Stock Options.

                           (ii) The maximum number of shares of Common Stock that may be covered by Awards granted under this Plan to any single Participant shall be 125,000 shares during any one Plan Year. If an Award is granted in tandem with a Stock Appreciation Right, such that the exercise of the Award right or Stock Appreciation Right with respect to a share of Common Stock cancels the tandem Stock Appreciation Right or Award right, respectively, with respect to such share, the tandem Award right and Stock Appreciation Right with respect to each share of Common Stock shall be counted as covering but one share of Common Stock for purposes of applying the limitations of this paragraph (ii).

                           (iii) Not more than 25% of the total number of shares of Common Stock that may be issued under this Plan may be issued pursuant to Awards of Restricted Shares or Restricted Share Units.

                           (iv) The maximum dollar amount for a Cash Award that may be earned under the Plan with respect to any Plan Year shall be $1,500,000. Any amount earned with respect to a Cash Award with respect to which performance is measured over a period greater than one Plan Year shall be deemed to be earned ratably over the number of full and partial Plan Years in the period.

         6. Awards under this Plan. As the Board or Committee may determine, the following types of Awards may be granted under this Plan on a stand alone, combination or tandem basis:

                  (a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine;


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provided that the exercise price of any Stock Option shall not be less than 100%
of the Fair Market Value of the Common Stock on the date of grant of such Award, and, provided, further, that in no event shall the term of any Stock Option extend to a date which is more than ten years after the date of grant of such Award.

                  (b) Incentive Stock Option. An Award in the form of a Stock Option which shall comply with the requirements of Section 422 of the Code or any successor Section of the Code as it may be amended from time to time.

                  (c) Stock Appreciation Right. A right to receive the excess of the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is exercised over the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right was granted.

                  (d) Restricted and Performance Shares. A transfer of Common Stock to a Participant, subject to such restrictions on transfer or other incidents of ownership, and/or in the case of Performance Shares subject to performance standards established pursuant to Section 7 below, for such periods of time as the Committee may determine.

                  (e) Restricted and Performance Share Unit. A fixed or variable share or dollar denominated unit subject to such conditions of vesting, and time of payment, and/or in the case of Performance Share Units, performance standards established pursuant to Section 7 below, as the Committee may determine, which are valued at the Committee's discretion in whole or in part by reference to, or otherwise based on, the Fair Market Value of Common Stock and which may be paid in Common Stock, cash or a combination of both.

                  (f) Dividend or Equivalent Right. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

                  (g) Stock Award. An unrestricted transfer of ownership of Common Stock.

                  (h) Awards under Deferred Compensation or Similar Plans. The right to receive Common Stock or a fixed or variable share denominated unit granted under this Plan or any deferred compensation or similar plan established from time to time by the Corporation.

                  (i) Cash Award. An award denominated in cash that may be earned pursuant to the achievement of Performance Criteria set forth in Section 7 during a performance cycle period equal to one Plan Year or such other period of time as determined by the Committee or that may be earned under the Corporation's annual bonus, multi-year bonus or other incentive or bonus plans.

                  (j) Other Incentive Awards. Other Incentive Awards which are related to or serve a similar function to those Awards set forth in this Section 6, including, but not limited to, Other Incentive Awards related to the establishment or acquisition by the Corporation or any Subsidiary of a new or start-up business or facility.


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         7. Performance-Based Awards. The Committee may from time to time, establish Performance Criteria with respect to an Award (a "Performance-Based Award"). The Performance Criteria or standards for an Award shall be determined by the Committee in writing, shall be measured for achievement or satisfaction during the period in which the Committee permitted such Participant to satisfy or achieve such Performance Criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee, provided that such criteria or standards relate to one or more of the following: earnings, earnings per share, revenues, expenses, market share, charge-offs, loan loss reserves, non-performing assets, return on assets, return on equity, assets, deposits, loans, asset quality levels, interest-sensitivity gap levels, Fair Market Value of the Common Stock or assets, investments, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or other financial, accounting or quantitative objective established by the Committee. Performance Criteria may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and strategic loan loss provisions. Such Performance Criteria may be particular to a line of business, Subsidiary or other unit or the Corporation generally, and may, but need not be, based upon a change or an increase or positive result. In interpreting Plan provisions applicable to Performance Criteria and to Performance-Based Awards to Participants who are "covered employees" under Section 162(m) of the Code, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and the regulations thereunder. The Committee in establishing Performance Criteria applicable to such Performance-Based Awards, and in interpreting the Plan, shall be guided by such standards, including, but not limited to providing that the Performance-Based Award shall be paid, vested or otherwise delivered solely as a function of attainment of objective Performance Criteria based on one or more of the specific factors set forth in this Section 7 established by the Committee not later than 90 days after the period of service applicable to the Award has commenced (or, if such period of service is less than one year, not later than the date on which 25% of such period has elapsed). Prior to the payment of any compensation based on achievement of Performance Criteria to any such "covered employee," the Committee must certify in writing the extent to which the applicable Performance Criteria were, in fact, achieved and the amounts to be paid, vested or delivered as a result thereof, provided the Committee may reduce, but not increase, such amount.

         8. Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement. Delivery of an Award Agreement to each Participant shall constitute an agreement, subject to Section 9 hereof, between the Corporation and the Participant as to the terms and conditions of the Award.

         9. Other Terms and Conditions.

                  (a) No Assignment; Limited Transferability of Stock Options. Except as provided below, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all


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or a portion of the Stock Options (other than Incentive Stock Options)
granted to a Participant to be on terms which permit transfer by such Participant to:

                           (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members");

                           (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or

                           (iii) a partnership in which such Immediate Family Members are the only partners,


provided that:

                                    (A) there may be no consideration for any
                  such transfer;

                                    (B) the Award Agreement pursuant to which
                  such Stock Options are granted expressly provides for transferability in a manner consistent with this Section 9(a); and

                                    (C) subsequent transfers of transferred
                  Stock Options shall be prohibited except those in accordance with this Section 9(a).

         Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Section 9(a) hereof the term "Participant" shall be deemed to refer to the transferee. The provisions of the Stock Option relating to the period of exercisability and expiration of the Stock Option shall continue to be applied with respect to the original Participant, and the Stock Options shall be exercisable or received by the transferee only to the extent, and for the periods, set forth in said Stock Option.

                  (b) Beneficiary Designation. Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

                  (c) Termination of Employment. The disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant's employment shall be as determined by the Committee and set forth in the Award Agreement. Unless expressly provided otherwise by the Committee, references to the "Plan" set forth in any agreement representing an award granted under the Predecessor Plan prior to the Effective Date shall refer to the terms of such Predecessor Plan as in effect immediately prior to the Effective Date.


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                  (d) Rights as a Shareholder. A Participant shall have no
rights as a stockholder with respect to shares covered by an Award until the date the Participant or his nominee, guardian or legal representative is the holder of record; provided, however, that Participants holding Restricted Shares may exercise full voting rights with respect to those shares during the Restriction Period.

                  (e) Dividends and Dividend Equivalents. Rights to dividends and Dividend Equivalents may be extended to and made a part of any Award, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of Dividend Equivalents for Awards.

                  (f) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in cash by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of Previously Acquired Shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) by a combination of the methods described in (i) and (ii) above; or (iv) by such other methods as the Committee may deem appropriate. Notwithstanding the foregoing, the price payable with respect to the exercise of any Stock Options by a Participant who has a deferral election in effect under the MAF Bancorp, Inc. Stock Option Gain Deferral Plan (the "Gain Deferral Plan") shall be made solely by tendering Previously-Acquired Shares in accordance with clause (ii) above. In such an instance, as soon as practicable after receipt of notice of exercise and payment, the Corporation shall deliver to the trustee of the trust established under the Gain Deferral Plan, a certificate or certificates representing such number of shares of Common Stock determined by dividing (i) the excess of (A) the Fair Market Value of the shares of Common Stock purchased pursuant to such Stock Option exercise, over
(B) the aggregate exercise price of the shares of Common Stock purchased, by
(ii) the Fair Market Value of one share of Common Stock. In addition, as soon as practicable after receipt of such notice and payment of the Stock Option price (other than payment by affirmation of ownership), the Corporation shall deliver to the Participant a certificate or certificates representing shares with a Fair Market Value equal to the aggregate exercise price paid, net of tax withholding. For purposes of the foregoing, Fair Market Value shall be determined on the date of Stock Option exercise.

                  (g) Withholding. Except as otherwise provided by the Committee in the Award Agreement or otherwise (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash, and (ii) in the case of the exercise of Stock Options or payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld in cash prior to receipt of such stock, or alternatively, to elect to have a number of shares the Fair Market Value of which equals the amount required be withheld deducted from the shares to be received upon such exercise or payment or deliver such number of Previously-Acquired Shares of Common Stock. In no event shall such withholding amount exceed the minimum amount required by law to be withheld, provided, however, that in the event a deferral election is in effect with respect to the shares of Common Stock deliverable upon exercise of a Stock Option, then the Participant may only elect to have such minimum withholding made in cash or from the Common Stock tendered to exercise such Stock Option.


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                  (h) Deferral. Upon approval of the Committee, the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to a Participant upon the exercise of any Stock Option or under any other Award may be deferred pursuant to an applicable deferral plan established by the Corporation or a Subsidiary. The Committee shall establish rules and procedures relating to any such deferrals and the payment of any tax withholding with respect thereto.

                  (i) Other Restrictions. The Committee shall impose such other restrictions on any Awards granted pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal or state securities laws, post-vesting or exercise holding periods, or requirements to comply with restrictive covenants, and may legend the certificates issued in connection with an Award to give appropriate notice of any such restrictions.

         10. Amendments, Modification and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to any requirement of shareholder approval imposed by applicable law, rule or regulation. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

         11. Adjustment. The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares of Common Stock set forth in the limitations in Section 5(d), the number of shares of Common Stock covered by each outstanding Award, and the price per share of Common Stock in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision, consolidation or split of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spinoff, extraordinary dividend or other distribution or similar transaction.

         12. Rights as Employees or Directors. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a Director of the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.

         13. Change of Control. Notwithstanding anything contained in this Plan or any Award Agreement to the contrary, in the event of a Change of Control, the following shall occur with respect to any and all Awards outstanding as of such Change of Control:


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


                  (a) Any and all Stock Options and Stock Appreciation Rights granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

                  (b) Any restrictions imposed on Restricted Shares and Restricted Units shall lapse; and

                  (c) Unless otherwise specified in a Participant's Award Agreement at time of grant, the maximum payout opportunities attainable under all outstanding Awards of Performance Units, Performance Shares and Other Incentive Awards shall be deemed to have been fully earned for the entire performance period(s) as of the effective date of the Change of Control. The vesting of all such Awards shall be accelerated as of the effective date of the Change of Control, and in full settlement of such Awards, there shall be paid out in cash, or in the sole discretion of the Committee, shares of Common Stock with a Fair Market Value equal to the amount of such cash, to Participants within thirty (30) days following the effective date of the Change of Control the maximum of payout opportunities associated with such outstanding Awards.

         14. Governing Law. To the extent that federal laws do not otherwise control, the Plan and all Award Agreements hereunder shall be construed in accordance with and governed by the law of the State of Delaware, provided, however, that in the event the Corporation's state of incorporation shall be changed, then the law of the new state of incorporation shall govern.

         15. Effective Date and Term. The effective date of this Plan is July 22, 2003 (the "Effective Date"), the date the Plan was adopted by the Board, subject to ratification by the shareholders of the Corporation. The Plan shall remain in effect until terminated by the Board, provided, however, that no Incentive Stock Option shall be granted under this Plan on or after the tenth anniversary of the Effective Date.


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